EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report on Form 10-Q of LIN Television Corporation for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Gary R. Chapman, Chief Executive Officer of the Company, William A. Cunningham, Vice President-Controller, Deborah R. Jacobson, Vice President of Corporate Development and Treasurer, and Peter E. Maloney, Vice President of Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2002	By: /s/ Gary R. Chapman

Gary R. Chapman
Chief Executive Officer

Dated: August 14, 2002	By: /s/ William A. Cunningham

William A. Cunningham
Vice President and Controller

Dated: August 14, 2002	By: /s/ Deborah R. Jacobson

Deborah R. Jacobson
Vice President of Corporate Development and Treasurer

Dated: August 14, 2002	By: /s/ Peter E. Maloney

Peter E. Maloney
Vice President of Finance